Filed with the Securities and Exchange Commission on December ___, 1998


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                             LITHIA MOTORS, INC.
            (Exact name of registrant as specified in its charter)

        Oregon                                           93-0572810
(State of incorporation)                  (I.R.S. Employer Identification No.)

360 E. Jackson St., Medford, Oregon                                    97501
(Address of principal executive offices)                            (Zip Code)


Securities to be registered Pursuant to Section 12(b) of the Act:

Title of each class to be registered              Name of each exchange on which
                                                  each class is to be registered

Class A Common Stock, No Par Value                New York Stock Exchange

If this Form relates to the registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |X|

If this Form relates to the registration of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box: |_|

Securities Act registration  statement file number to which this form relates:
Not Applicable

Securities to be registered pursuant to 12(g) of the Act:

                                      NONE
                                        (Title of Class)

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered

      Reference is made to the description of the Registrant's Securities contained in the Company's registration statement on Form S-1, as amended and filed with the Commission on May 1, 1998 (File No. 333-47525), under the caption "Description of Capital Stock" and by this reference is incorporated herein.

Item 2.     Exhibits.

      The securities being registered are to be registered on the New York Stock Exchange on which no other securities of the Registrant are registered. In accordance with Instruction II to the Exhibits to Form 8-A, the following exhibits are being filed with the Exchange and are not being filed with, or incorporated by reference in, copies of this registration statement filed with the Securities and Exchange Commission:

1.0 The Company's Annual Report on form 10-K for the fiscal year ending December 31, 1997 and filed with the Commission on March 31, 1998 (File No. 000-21789) and by this reference incorporated herein;

2.1 The Company's Quarterly Reports on form 10-Q for the quarterly periods ending March 31, 1998, filed May 14, 1998; June 30, 1998, filed August 13, 1998; and September 30, 1998, filed November 12, 1998, and by this reference incorporated herein;

2.2 The Company's reports on Form 8-K, filed with the Commission on January 30, 1998, October 28, 1998, and November 12, 1998, and by this reference incorporated herein;

3.0   The  Company's   Definitive   Information   Statement   filed  with  the
      Commission on April 13, 1998, and by this reference incorporated herein;

4.1   Restated Articles of Incorporation of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission on May1, 1998 (File No. 333-47525).

4.2   Bylaws of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission on May1, 1998 (File No. 333-47525).

5.0   Specimen Stock Certificate
      Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission on May1, 1998 (File No. 333-47525).

6.0   1997Annual Report to Shareholders.

                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 11th day of December, 1998.

                              LITHIA MOTORS, INC.
                              (Registrant)

                              By /s/ M. L. Dick Heimann
                              M.L. Dick Heimann
                              President and Chief Operating Officer

                               EXHIBIT INDEX


1.0 The Company's Annual Report on form 10-K for the fiscal year ending December 31, 1997 and filed with the Commission on March 31, 1998 (File No. 000-21789) and by this reference incorporated herein;

2.1 The Company's Quarterly Reports on form 10-Q for the quarterly periods ending March 31, 1998, filed May 14, 1998; June 30, 1998, filed August 13, 1998; and September 30, 1998, filed November 12, 1998, and by this reference incorporated herein;

2.2 The Company's reports on Form 8-K, filed with the Commission on January 30, 1998, October 28, 1998, and November 12, 1998, and by this reference incorporated herein;

3.0   The  Company's   Definitive   Information   Statement   filed  with  the
      Commission on April 13, 1998, and by this reference incorporated herein;

4.1   Restated Articles of Incorporation of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission on May1, 1998 (File No. 333-47525).

4.2   Bylaws of Lithia Motors, Inc.
      Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission on May1, 1998 (File No. 333-47525).

5.0   Specimen Stock Certificate
      Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, and filed with the Securities and Exchange Commission on May1, 1998 (File No. 333-47525).

6.0   1997Annual Report to Shareholders.